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                                                                 EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                      JURISDICTION OF               PERCENTAGE HELD ON
               COMPANY                              INCORPORATION                   JUNE 30, 1998
--------------------------------------------      -----------------------        ------------------
Aetna Holdings, Inc.........................         Delaware                            100
Aetna Industries, Inc.......................         Delaware                            100
Aetna Export Sales Corp.....................         U.S. Virgin Islands                 100
Aetna Manufacturing Canada                           Ontario, Canada                     100
     Limited................................
Aubecq S.A..................................         France                              100
BDHI S.A....................................         France                              100
Bonin S.A...................................         France                              100
Brouillet S.A...............................         France                              100
Cabrit S.A..................................         France                              100
CIBA S.A....................................         France                              100
C.L.A. S.A..................................         France                              100
Coventry Presswork Ltd......................         U.K.                                100
C.T.A.A. SA.................................         France                              100
Euralcom....................................         Netherlands                          15.14
Laprade Emboutissage S.A....................         France                              100
Lebranchu Le Theil S.A......................         France                              100
Lebranchu Prototypes S.A....................         France                              100
Lebranchu UK Ltd............................         U.K.                                100
Saufedit Assurances SARL....................         France                               50
Serte EURL..................................         France                              100
Sofedit S.A.................................         France                              100
Sofedit Europest SARL.......................         France                              100
Sofedit Iberica.............................         Spain                               100
Sofedit Polska SARL.........................         Poland                              100
Sotramex S.A................................         France                              100
Towerstream Ltd.............................         U.K.                                100

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